Exhibit 10.6

PLACEMENT AGENCY AGREEMENT

October 9, 2026

Co-Diagnostics, Inc.

2401 S. Foothill Dr., Suite D

Salt Lake City, Utah 84109

Attention: Dwight H. Egan, Chief Executive Officer

Dear Mr. Egan:

This letter (the “Agreement”) constitutes the agreement between Maxim Group LLC (“Maxim” or the “Placement Agent”) and Co-Diagnostics, Inc., a Utah corporation (collectively with its owned or controlled subsidiaries, the “Company”), that Maxim shall serve as the exclusive placement agent for the Company in connection with the proposed placement (the “Placement”) of a senior secured convertible note (the “Note”). The Placement Agent agrees to solicit offers to purchase the Note on a “reasonable best efforts” basis. The terms of the Placement shall be mutually agreed upon by the Company, Maxim and the purchasers of the Note (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein shall be construed as Maxim having the power or authority to bind the Company or any Purchaser or shall constitute an obligation of the Company to issue any securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including, but not limited to, the Purchase Agreement (as hereinafter defined), shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Placement may also extend to additional issuances of the Securities to occur after the Closing Date (the “Additional Closings”). The Company expressly acknowledges and agrees that Maxim’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by Maxim to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of Maxim with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Note to any Purchaser will be evidenced by a purchase agreement (a “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and Maxim. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

SECTION 1. COMPENSATION. As compensation for the services provided by Maxim hereunder, the Company agrees to pay to Maxim:

(A)	A cash fee payable in dollars equal to five percent (5%) of the gross proceeds received by the Company from Purchasers on the Closing Date (the “Cash Compensation”) and additionally, and in each instance, payable in dollars equal to five percent (5%) of the gross proceeds received by the Company from Purchasers in connection with Additional Closings. The Cash Compensation shall be paid to Maxim by wire transfer on the Closing Date and each of the closing dates in connection with Additional Closings of the Placement from the gross proceeds of the Securities sold.

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(B)	The Company also agrees to reimburse Maxim on the Closing Date for all of Maxim’s reasonable expenses, including, without limitation, fees and disbursements of Maxim’s counsel, incurred by Maxim in connection with the Placement up to $5,000.

(C)	Maxim shall be entitled to a transaction fee of 5.0% with respect to any public or private financing of equity, equity-linked, convertible securities or debt or other capital-raising activity (“Tail Financing”) to the extent such financing or capital is provided to the Company by any of the investors contacted or introduced by Maxim to the Company during the term of this Agreement if such Tail Financing is consummated at a time within the twelve (12) month period following the Closing Date, or, if no Closing occurs, the termination of the engagement contemplated hereby. Upon the Company’s written request following the Closing Date, Maxim shall, within ten (10) business days, provide to the Company by electronic mail a written list of such persons or entities that Maxim actually contacted or introduced to the Company during the term of this Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties (together with any related disclosures in any disclosure schedules appended thereto) made by the Company to the Purchasers in the Transaction Documents, is hereby incorporated herein by reference (as though fully restated herein) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants to the Placement Agent that:

(A) (i) the Company has full right, power and authority to enter into this Agreement and the Transaction Documents and to perform all of its obligations hereunder and thereunder; (ii) each of this Agreement and the Transaction Documents has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law; and (iii) the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby does not conflict with or result in a breach of, (y) the Company’s certificate of incorporation or by-laws or other charter documents or (z) any agreement to which the Company is a party or by which any of its property or assets is bound.

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(B) All disclosure provided by the Company to the Placement Agent regarding the Company, its business and the transactions contemplated hereby, taken together with all filings the Company has made with the Securities and Exchange Commission, is true and correct in all material aspects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each filing made by the Company with the Securities and Exchange Commission did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the best of the Company’s knowledge and belief, other than the current capital raising (of which this Agreement relates), no event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under the applicable laws, rules or regulations, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(C) The Company has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). In effecting the Placement, the Company agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements).

(D) The Company has the power to submit, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive personal jurisdiction of any New York State or United States federal court located in the City of New York, Borough of Manhattan, (each, a “New York Court”). The Company has the power to designate, appoint and authorize, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Placement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 9 of this Agreement.

SECTION 3. REPRESENTATIONS OF MAXIM. Maxim represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Notes by Maxim, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation; (v) has full power and authority to enter into and perform its obligations under this Agreement, (vi) has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Act; (vii) in effecting the Placement, the Placement Agent agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements), (viii) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of Maxim enforceable in accordance with its terms, and (ix) neither the Placement Agent, any person compensated for soliciting investors in the Placement, nor any general partner, managing member, executive officer, director or officer of the Placement Agent participating in the Placement is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2). Maxim will immediately notify the Company in writing of any change in its status as such. Maxim covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

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SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder shall be until the earlier of (i) the final Closing Date of the Placement, which shall include the Additional Closings, and (ii) the date a party terminates the engagement by providing written notice to the other party (the period of time during which this Agreement remains in effect is referred to herein as the “Term”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality and indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. The Placement Agent agrees not to use nor disclose any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. MAXIM INFORMATION. The Company agrees that any information or advice rendered by Maxim in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without Maxim’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP; SECURITIES AND OTHER LAW COMPLIANCE.

(A) This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Maxim is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Maxim hereunder, all of which are hereby expressly waived.

(B) The Company, at its own expense, will use its reasonable best efforts to obtain any registration, qualification or approval required to sell any Securities under the laws (including U.S. state “blue sky” laws) of any applicable jurisdictions (including those of Canada or any instrumentality thereof).

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SECTION 8. CLOSING. The obligations of the Placement Agent hereunder and the Closing of the sale of the Securities pursuant to the Purchase Agreement are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged by the Placement Agent:

(A) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(B) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited or unaudited financial statements included or incorporated by reference in its reports publicly filed with the Securities and Exchange Commission, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its subsidiaries, otherwise as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement and disclosure schedules thereto.

(C) Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in the Company’s securities generally on the applicable trading market shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Securities and Exchange Commission or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clauses (i)-(iv) makes it, in the sole and reasonable judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

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(D) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company.

(E) The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

(F) On or prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request, including a secretary certificate and officer certificate in form and substance reasonably acceptable to the Placement Agent.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 9. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service of process upon the Placement Agent, in any such suit, action or proceeding. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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SECTION 10. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Maxim and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants set forth in the Purchase Agreement.

SECTION 11. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 12. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense after prior notice to the Company.

SECTION 13. SECURITIES AND OTHER LAW COMPLIANCE. The Company, at its own expense, will use its best efforts to obtain any registration, qualification or approval required to sell any securities under the laws (including U.S. state “blue-sky” laws) of any applicable jurisdictions or any instrumentality thereof.

[The remainder of this page has been intentionally left blank.]

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Maxim the enclosed copy of this Agreement.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Ritesh Veera
Name:	Ritesh Veera
Title:	Co-Head, Investment Banking

Address for notice:
300 Park Avenue
New York, NY 10022

Attention: James Siegel
Email: jsiegel@maximgrp.com

Accepted and Agreed to as of

the date first written above:

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight H. Egan
Name:	Dwight H. Egan
Title:	CEO

Address for notice:

2401 S. Foothill Dr., Suite D

Salt Lake City, Utah 84109

Attention: Dwight H. Egan

Email: d.egan@codiagnostics.com

ADDENDUM A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Addendum shall have the meanings ascribed to such terms in the Agreement to which this Addendum is attached:

In addition to and without limiting any other right or remedy available to the Placement Agent and the Indemnified Parties (as hereinafter defined), the Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, the transactions contemplated by the Agreement, including, without limitation, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence, willful misconduct or bad faith of the Indemnified Party seeking indemnification hereunder.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence, willful misconduct or bad faith.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder unless the Indemnified Party’s ability to defend such action, suit, proceeding or investigation is impaired by such failure. If counsel for an Indemnified Party reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Indemnified Party, the Indemnified Party shall have the right to retain a separate counsel of its own choice to represent it, and the fees, expenses and disbursements of no more than one such separate counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.